Exhibit 99.1

PRESS RELEASE

For Immediate Release:  April 9, 2004

Contact:
Valerie Newsom
Phone: 432.684.0301
vnewsom@caprockenergy.com

Cap Rock Energy Corporation Announces 2004 Annual Meeting Date

MIDLAND, TX. — Cap Rock Energy Corporation (AMEX: RKE) has scheduled its annual meeting of shareholders for June 15, 2004, and its record date for voting at the annual meeting as April 19, 2004.  The Company anticipates mailing proxy materials and the 2003 Annual Report to its shareholders on or about April 29, 2004.

Cap Rock Energy provides electrical distribution services to customers in 28 counties in the state of Texas.